UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 24, 2013, Crossroads Systems, Inc. (the “Company”) began to implement a plan to reduce the Company workforce by approximately 40% by notifying affected employees. This action is intended to reduce operating expenses, conserve cash and align the company’s infrastructure with anticipated revenue opportunities. Crossroads will focus sales and marketing efforts on the Company’s previously announced strategy of primarily leveraging OEM and strategic partners with respect to the Crossroads StrongBox® product.

As a result of the reduction, the Company estimates that it will record an aggregate restructuring charge of approximately $450,000 in the fourth fiscal quarter of 2013. Approximately $140,000 in cash expenditures will be made in the fourth fiscal quarter of 2013 for personnel-related expenses, including severance and payment of accrued vacation time to terminated employees. The remaining amount of approximately $310,000 may be paid for severance to terminated employees in the first fiscal quarter of 2014 or in a future period. The Company expects aggregate annual cost savings of these reductions in force and realignment of its efforts with respect to StrongBox to equal approximately $5.5 million beginning in fiscal year 2014. The reduction in operating expense will occur primarily in sales and marketing and research and development. The estimates of total charges and cash expenditures that the Company actually incurs, as well as it future reduction in operating expense and the timing thereof, in connection with the workforce reduction, are subject to a number of assumptions; actual results may materially differ.

This Current Report on Form 8-K includes forward-looking statements that relate to the business and future events or future performance of the Company including, but not limited to, statements related to the estimated charges for the reduction in force, including related estimated cash expenditures and savings, and other factors that may cause actual results to be materially different from those described herein. Forward-looking statements included herein involve known and unknown risks, uncertainties and other factors including the risk that restructuring costs may be greater than currently anticipated, risks related to the impact of the workforce reduction on the Company’s business and unanticipated charges not currently contemplated that may occur as a result of the reduction in force. Such risks may cause the Company’s actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such risks Words such as, but not limited to, “designed,” "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements in this Current Report on Form 8-K are based on management's beliefs and opinions at the time the statements are made. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: October 24, 2013	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer